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                                                                      EXHIBIT 99

PROJECT STATUS SUMMARY
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Project                                                                                                    Roanoke      Roanoke
            Ft.  Drum      Altavista      Hopewell      Southampton      Ft. Lupton      Rensselaer        Valley I     Valley II
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
Location
            Watertown,NY   Altavista,VA   Hopewell,VA   Southampton,VA   Ft. Lupton,CO   Rensselaer,NY     Weldon,NC    Weldon,NC
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Status
            Operational    Operational    Operational   Operational      Operational     Operational       Operational  Operational
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Gross Megawatt Capacity
            55.5 MW        70 MW          70 MW         70 MW            290 MW          81 MW             180 MW       50 MW
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WEI Equity Ownership
            1.25%          30.0%          30.0%         30.0%            4.49%           50.0%             50.0%        50.0%
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Electricity  Purchaser
            Niagara        Virginia       Virginia      Virignia         Public Service  Niagara           Virginia     Virginia
            Mohawk         Power          Power         Power            of CO.          Mohawk            Power        Power
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Steam Host
            US Army        The Lane       Firestone Tire Hercules, Inc.  Rocky Mtn       BASF              Patch        Patch
                           Company, Inc   & Rubber Co.                   Produce, Ltd                      Rubber, Co.  Rubber, Co.
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Fuel Type
            Coal           Coal           Coal          Coal             Natural Gas     Natural Gas       Coal         Coal
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Fuel  Supplier
            Cyprus Amex    Westmoreland   United Coal   United Coal      Thermo          Western Gas       TECO Coal    TECO Coal
            Coal Co.       Coal Co.       Company       Company          Fuels, Inc.     Marketing, Ltd    CONSOL       CONSOL
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Commercial  Operations Date
            1989           1992           1992          1992             1994            1994              1994         1995
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